UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 10, 2012

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Xenia Avenue South, Suite 120
Minneapolis, Minnesota 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 10, 2012, we entered into a stock purchase agreement with Concept Development Partners LLC (“CDP”), the beneficial owner of approximately 72.1% of our common stock. Under the stock purchase agreement, we agreed to issue 3,125,000 shares of newly issued common stock to CDP at a price per share of $2.08, such price representing the consolidated closing bid price per share on June 8, 2012.  We expect to obtain gross proceeds of approximately $6.5 million upon closing of the transaction, which we expect will occur on or before June 26, 2012. This description is qualified in its entirety by reference to the stock purchase agreement, which is attached hereto as Exhibit 10 and incorporated by reference herein.

On June 11, 2012, we issued a press release regarding our entry into the above-referenced stock purchase agreement, which is attached hereto as Exhibit 99.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

The information reported pursuant to Item 1.01 is incorporated by reference in response to this Item 3.02.

The contemplated issuance will be made in reliance upon the exemption provided in Section 4(2) of the Securities Act.  The certificate representing such securities will contain a restrictive legend preventing sale, transfer or other disposition, unless registered under the Securities Act.  CDP has received material information concerning our company, including, but not limited to, our reports on Form 10-K, Form 10-Q, and Form 8-K, as filed with the SEC, and has had the opportunity to ask questions and obtain additional information.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: June 10, 2012	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10	Stock Purchase Agreement by and between the Registrant and Concept Development Partners LLC, dated June 10, 2012.

Exhibit 99	Press release dated June 11, 2012.